Exhibit 99.1

To: Exar Customers

From: James Lougheed

Subject: Exar Acquisition

Dear Valued Exar Customer,

We are excited to report that, as announced earlier today, Exar has entered into a definitive agreement to be acquired by MaxLinear. We expect the transaction to close in the second calendar quarter of 2017, subject to a successful tender offer, the receipt of regulatory approvals and other customary closing conditions.

Headquartered in Carlsbad, California, MaxLinear is a leading provider of radio frequency and mixed-signal integrated circuits for the connected home and wired and wireless infrastructure markets. The acquisition extends MaxLinear’s platform expertise in analog, mixed-signal and RF integrated circuits and creates opportunities to leverage the combined portfolio into unique solutions for your platforms.

Operationally it will be business as usual for our customers. We will communicate any changes to you after the transaction has closed, but for the time being we request that you continue to do business with your current Exar contacts and processes. We will be in touch shortly to discuss how this transaction will improve our focus on tier 1 customers and expand our technology offering.

We remain dedicated to providing you with outstanding products, solutions and customer service, and we believe this transaction will allow us to further serve your needs. We are extremely excited about the combination and look forward to our continued partnership.

Please contact your main sales contact with any questions or concerns.

Regards,

James Lougheed, Senior Vice President, Worldwide Sales and Marketing of Exar

Additional Information and Where to Find It

In connection with the proposed merger, MaxLinear and its subsidiary will commence a tender offer (the “Tender Offer”) and file a Tender Offer Statement on Schedule TO with the SEC, and Exar will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. EXAR STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL, AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, INCLUDING ALL AMENDMENTS TO THOSE MATERIALS. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available without charge at the SEC’s website at www.sec.gov. Free copies of these materials and certain other offering documents will be sent to Exar’s stockholders by the information agent for the Offer. These documents may also be obtained for free by contacting MaxLinear Investor Relations at http://investors.maxlinear.com/, at IR@MaxLinear.com or by telephone at (760) 517-1112 or by contacting Exar Investor Relations at investorrelations@exar.com or by telephone at (510) 668-7201. The contents of the websites referenced above are not deemed to be incorporated by reference into the Offer documents.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the anticipated timing of the proposed tender offer and merger; anticipated effects of the proposed tender offer and merger; and prospects for the combined company. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements may contain words such as “will be,” “will,” “expected,” “anticipate,” “continue,” or similar expressions and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Exar stockholders to tender their shares in connection with the tender offer; failure to receive regulatory approvals; the challenges and costs of closing, integrating, restructuring, and achieving anticipated synergies, particularly in light of differences in the businesses and operations of the two companies; the ability to retain key employees, customers and suppliers; and other factors affecting the business, operating results, and financial condition of either MaxLinear or Exar, including those set forth in the most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K reports filed by MaxLinear and Exar, as applicable, with the SEC. All forward-looking statements are based on the estimates, projections, and assumptions of Exar management, as applicable, as of the date hereof, and Exar is under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.